                                                                      EXHIBIT 5


                      [WILMER, CUTLER & PICKERING LETTERHEAD]




                                              September 12, 1996



NHP Incorporated
8065 Leesburg Pike, Suite 400
Vienna, VA 22182

     Re:  1995 Incentive Stock Option Plan (As Amended)

Ladies and Gentlemen:

     We have acted as counsel to NHP Incorporated, a Delaware corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration of 400,000 shares of common stock, $.01 par value per share, (the "Shares") of the Company issuable upon the exercise of stock options ("Options") issuable pursuant to the 1995 Incentive Stock Option Plan (the "Plan") of the Company as amended pursuant to an amendment (the "Amendment") increasing by 400,000 the number of Shares that may be issued upon exercise of the options issued under the Plan, as well as the Options.

     For purposes of this opinion, we have examined copies of the following documents:

1.   An executed copy of the Form S-8;

2. A copy of the Restated Certificate of Incorporation of the Company, as certified on September 12, 1996 by the Assistant Secretary of the Company as then being complete, accurate and in effect;

3. Bylaws of the Company, as certified on September 12, 1996 by the Assistant Secretary of the Company as then being complete, accurate and in effect;

4. A copy of the Plan, as certified on September 12, 1996 by the Assistant Secretary of the Company as then being complete, accurate and in effect;

5. A copy of the document disclosing material information to Plan participants prepared in connection with the Form S-8;

6. A Resolution of the Board of Directors dated May 1, 1996, adopting the Amendment certified by the Assistant Secretary of the Company on September 12, 1996 as then being complete, accurate and in effect.

7. A Certificate of the Assistant Secretary of the Company dated September 12, 1996 certifying as to approval of the Amendment by the shareholders of the Company.

          In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. We have assumed the accuracy of the foregoing certifications, on which we are relying, and have made no independent investigation thereof.

          We are members of the Bar of the District of Columbia and do not hold ourselves out as being experts in the law of any other state. This opinion is limited to the laws of the United States and the General Corporation Law of Delaware. Although we do not hold ourselves out as being experts in the laws of Delaware, we have made an independent investigation of such laws to the extent necessary to render our opinion. Our opinion is rendered only with respect to the laws and the rules, regulations and orders thereunder that are currently in effect.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that:

     1. The issuance of the Options in accordance with the Plan has been lawfully and duly authorized.

     2. The issuance of the Shares upon the exercise of options granted, when issued in accordance with the terms of the Plan, has been lawfully and duly authorized; and

     3. When the Shares have been issued and delivered in accordance with the terms of the Plan, the Shares will be legally issued, fully paid and nonassessable.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Form S-8 on September 12, 1996, and should not be quoted in whole or in part or otherwise be referred to, nor otherwise be filed with or furnished to any governmental agency or other person or entity, without our express prior written consent.

          We hereby consent to the filing of this opinion as an exhibit to the Form S-8. Nothing herein shall be construed to cause us to be considered "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended.

                                                     Sincerely,

                                                     WILMER, CUTLER & PICKERING



                                                     By:  /s/ Richard W. Cass
                                                     --------------------------
                                                     Richard W. Cass, a partner